EXHIBIT 10(U)
                                                                   -------------

                              AMENDMENT NUMBER FIVE
                                     TO THE
                  SPIRE CORPORATION 401(K) PROFIT SHARING PLAN

                    FINAL 401(K)/401(M) REGULATIONS AMENDMENT

           Whereas, Spire Corporation (the "Employer") has previously established a defined contribution plan known as the Spire Corporation 401(k) Profit Sharing Plan ("Plan"); and

           WHEREAS, the Employer desires to amend the Plan in "Good Faith" compliance with the provisions of the final IRS regulations under Code Sections 401(k) and 401(m), which were published on December 29, 2004; and

           WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan;

           NOW THEREFOR, effective as of the first day of the Plan Year commencing after December 31, 2005, the Employer hereby amends the Plan as follows:

                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This Amendment to the Plan is adopted to reflect certain provisions of the Final Regulations under Code Sections 401(k) and 401(m) that were published on December 29, 2004 (hereinafter referred to as the "Final 401(k) Regulations"). This Amendment is intended as good faith compliance with the requirements of these provisions. This Amendment shall be effective with respect to Plan Years beginning after December 31, 2005.

1.2 Supersession of inconsistent provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. The Articles in this Amendment are numbered independently of the Plan document, except where a reference to the Plan is clearly indicated. Terms referenced in this Amendment may also be defined independently of the Plan document.

1.3 Application of provisions. Certain provisions of this Amendment relate to elective deferrals of a 401(k) plan; if the Plan to which this Amendment relates is not a 401(k) plan, then those provisions of this Amendment do not apply. Certain provisions of this Amendment relate to matching contributions and /or after-tax employee contributions subject to Code Section 401(m); if the Plan to which this Amendment relates is not subject to Code Section 401(m), then those provisions of this Amendment do not apply.

                                   ARTICLE II
                                EMPLOYER ELECTION

2.1 ACP TEST SAFE HARBOR. Unless otherwise selected below, if this Plan uses the ADP Test Safe Harbor provisions, then the provisions of Amendment Section 9.2(a) apply and all matching contributions under the Plan will be applied without regard to any allocation conditions except as provided in that Section.

           a. [ ] The provisions of Amendment Section 9.2(b) apply. The allocation conditions applicable to matching contributions under the Plan continue to apply (if selected, the Plan is not an ACP Test Safe Harbor Plan).

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           b.        [ ] The provisions of Amendment Section 9.2 (c) apply. All matching contributions under the Plan will be applied without regard to any allocation conditions as of the effective date of this Amendment.

                                   ARTICLE III
                                  GENERAL RULES

3.1 Deferral elections. A cash or deferred arrangement ("CODA") is an arrangement under which eligible Employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

3.2 Vesting provisions. Elective Contributions are always fully vested and nonforfeitable. The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a participant's Elective Contributions into account in determining the Participant's vested benefits under the Plan. Thus, for example, the Plan shall take Elective Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as "the rule of parity").

                                   ARTICLE IV
                             HARDSHIP DISTRIBUTIONS

4.1 Applicability. The provisions of this Article IV apply if the Plan provides for hardship distributions upon satisfaction of the deemed immediate and heavy financial need standards set forth in Regulation
           Section 1.401(k)-1(d)(2)(iv)(A) as in effect prior to the issuance of the Final 401(k) Regulations.

4.2 Hardship events. A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):

           (a) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

           (b) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

           (c) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

           (d) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence;

           (e) Payments for burial or funeral expenses for the Employee's deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

           (f) Expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

4.3 Reduction of Code Section 402(g) limit following hardship distribution. If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer.

                                    ARTICLE V
                      ACTUAL DEFERRAL PERCENTAGE (ADP) TEST

5.1 Targeted contribution limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE's Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" under this Section). For purposes of this Section:

           (a) The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

           (b) The "applicable contribution rate" for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE's Code Section 414(s) compensation for the same period.

           Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE's Code Section 414(s) compensation.

           Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation
           Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 7.1.

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5.2        Limitation on QNECs and QMACs. Qualified Nonelective Contributions
           and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

5.3 ADR of HCE if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant's accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code
           Section 401(k).

5.4        Plans using different testing methods for the ADP and ACP test.
           Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

           (a) The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

           (b) The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

           (c) The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

                                   ARTICLE VI
                             ADJUSTMENT TO ADP TEST

6.1        Distribution of Income attributable to Excess Contributions.
           Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

           (a) Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

           (b) Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

                     (1) Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

                     (2) Any additional amount of such contributions made for the Plan Year.

           (c) Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

           (d) Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

6.2 Corrective contributions. If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of
           Section 5.1 of this Amendment, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 7.1 of this Amendment.

                                   ARTICLE VII
                    ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST

7.1 Targeted matching contribution limit. A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

           (a) five percent (5%) of the NHCE's Code Section 414(s) compensation for the Plan Year;

           (b)       the NHCE's Elective Contributions for the Plan Year; and

           (c) the product of two (2) times the Plan's "representative matching rate" and the NHCE's Elective Contributions for the Plan Year.

           For purposes of this Section, the Plan's "representative matching rate" is the lowest "matching rate" for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest "matching rate" for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

           For purposes of this Section, the "matching rate" for an Employee generally is the matching contributions made for such Employee divided by the Employee's Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee's "matching rate" is determined assuming that an Employee's Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

           If the Plan provides a match with respect to the sum of the Employee's after-tax Employee contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee's Elective Contributions in subsections (b) & (c) above and in determining the "matching rate," and Employees who make either after-tax Employee contributions or Elective Contributions are taken into account in determining the Plan's "representative matching rate." Similarly, if the Plan provides a match with respect to the Employee's after-tax Employee contributions, but not Elective Contributions, then for purposes of this subsection, the Employee's after-tax Employee contributions are substituted for the amount of the Employee's Elective Contributions in subsections (b) & (c) above and in determining the "matching rate," and Employees who make after-tax Employee contributions are taken into account in determining the Plan's "representative matching rate."

7.2 Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE's Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation
           Section 1.401(k)-2(a)(6) (including the determination of the "representative contribution rate" for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" for purposes of subsection (a) below). For purposes of this Section:

           (a) The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

           (b) The "applicable contribution rate" for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE's Code Section 414(s) compensation for the Plan Year.

           Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494),

           Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE's Code Section 414(s) compensation.

7.3 ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before the effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

7.4        Plans using different testing methods for the ACP and ADP test.
           Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

           (a) The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

           (b) The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

           (c) The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

                                  ARTICLE VIII
                             ADJUSTMENT TO ACP TEST

8.1 Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). For the purpose of this Section, "income" shall be determined and allocated in accordance with the provisions of Section 6.1 of this Amendment, except that such Section shall be applied by substituting "Excess Contributions" with "Excess Aggregate Contributions" and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

 8.2 Corrective contributions. If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 7.1 and 7.2 of this Amendment.

                                   ARTICLE IX
                           SAFE HARBOR PLAN PROVISIONS

9.1 Applicability. The provisions of this Article IX apply if the Plan uses the alternative method of satisfying the Actual Deferral Percentage (ADP) test set forth in Code Section 401(k)(12) (ADP

           Test Safe Harbor) and/or the Actual Contribution Percentage (ACP) test set forth in Code Section 401(m)(11) (ACP Test Safe Harbor).

9.2 Elimination of conditions on matching contributions. Unless otherwise provided in Section 2.1 of this Amendment, the provisions of subsection (a) below shall apply. However, if the Employer so elects in Section 2.1 of this Amendment, then the provisions of subsection
           (b) or (c) below shall apply.

           (a) Default provision. If, prior to the date this Amendment has been executed, an ADP Test Safe Harbor notice has been given for a Plan Year for which this Amendment is effective (see Amendment Section 1.1) and such notice provides that there are no allocation conditions imposed on any matching contributions under the Plan, then (1) the Plan will be an ACP Test Safe Harbor plan, provided the ACP Test Safe Harbor requirements are met and (2) the Plan will not impose any allocation conditions on matching contributions. However, if, prior to the date this Amendment has been executed, an ADP Test Safe Harbor notice has been given for a Plan Year for which this Amendment is effective and such notice provides that there are allocation conditions imposed on any matching contributions under the Plan, then the provisions of this Amendment do not modify any such allocation conditions or provisions for that Plan Year and the Plan must satisfy the ACP Test for such Plan Year using the current year testing method. With respect to any Plan Year beginning after the date this Amendment has been executed, if the Plan uses the ADP Test Safe Harbor and provides for matching contributions, then (1) the Plan will be an ACP Test Safe Harbor plan, provided the ACP Test Safe Harbor requirements are met and (2) the Plan will not impose any allocation conditions on matching contributions.

           (b) Retention of allocation conditions. If the Employer so elects in Section 2.1 of this Amendment, then the Plan will retain any allocation conditions contained in the Plan with regard to matching contributions for any Plan Year for which this Amendment is effective. In that case, the Plan must satisfy the ACP Test for each such Plan Year.

           (c) Elimination of allocation conditions. If the Employer so elects in Section 2.1 of this Amendment, then (1) the Plan will be an ACP Test Safe Harbor plan, provided the ACP Test Safe Harbor requirements are met, and (2) the Plan will not impose any allocation conditions on matching contributions.

9.3 Matching Catch-up contributions. If the Plan provides for ADP Test Safe Harbor matching contributions or ACP Test Safe Harbor matching contributions, then catch-up contributions (as defined in Code
           Section 414(v)) will be taken into account in applying such matching contributions under the Plan.

9.4 Plan Year requirement. Except as provided in Regulation Sections 1.401(k)-3(e) and 1.401(k)-3(f), and below, the Plan will fail to satisfy the requirements of Code Section 401(k)(12) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year.

9.5 Change of Plan Year. If a Plan has a short Plan Year as a result of changing its Plan Year, then the Plan will not fail to satisfy the requirements of Section 9.4 of this Amendment merely because the Plan Year has less than twelve (12) months, provided that:

           (a) The Plan satisfied the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements for the immediately preceding Plan Year; and

           (b) The Plan satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements (determined without regard to Regulation Section 1.401(k)-3(g)) for the immediately following Plan Year (or for the immediately following twelve (12) months if the immediately following Plan Year is less than twelve (12) months).

9.6 Timing of matching contributions. If the ADP Test Safe Harbor contribution being made to the Plan is a matching contribution (or any ACP Test Safe Harbor matching contribution) that is made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) taken into account under the Plan for the Plan Year, then safe harbor matching contributions with respect to any elective deferrals and/or after-tax employee contributions made during a Plan Year quarter must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

9.7 Exiting safe harbor matching. The Employer may amend the Plan during a Plan Year to reduce or eliminate prospectively any or all matching contributions under the Plan (including any ADP Test Safe Harbor matching contributions) provided: (a) the Plan Administrator provides a supplemental notice to the Participants which explains the consequences of the amendment, specifies the amendment's effective date, and informs Participants that they will have a reasonable opportunity to modify their cash or deferred elections and, if applicable, after-tax Employee contribution elections; (b) Participants have a reasonable opportunity (including a reasonable period after receipt of the supplemental notice) prior to the effective date of the amendment to modify their cash or deferred elections and, if applicable, after-tax Employee contribution elections; and (c) the amendment is not effective earlier than the later of: (i) thirty (30) days after the Plan Administrator gives supplemental notice; or (ii) the date the Employer adopts the amendment. An Employer which amends its Plan to eliminate or reduce any matching contribution under this Section, effective during the Plan Year, must continue to apply all of the ADP Test Safe Harbor and/or ACP Test Safe Harbor requirements of the Plan until the amendment becomes effective and also must apply for the entire Plan Year, using current year testing, the ADP test and the ACP test.

9.8 Plan termination. An Employer may terminate the Plan during a Plan Year in accordance with Plan termination provisions of the Plan and this Section.

           (a) Acquisition/disposition or substantial business hardship. If the Employer terminates the Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code
                     Section 410(b)(6)(C), or if the termination is on account of the Employer's substantial business hardship within the meaning of Code Section 412(d), then the Plan remains an ADP Test Safe Harbor and/or ACP Test Safe Harbor Plan provided that the Employer satisfies the ADP Test Safe Harbor and/or ACP Test Safe Harbor provisions through the effective date of the Plan termination.

           (b) Other termination. If the Employer terminates the Plan for any reason other than as described in Section 9.7(a) above, and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 9.7 above, except that the Employer need not provide Participants with the right to change their cash or deferred elections.

This Amendment has been executed this 22nd day of December 2006.

Name of Plan: Spire Corporation 401(k) Profit Sharing Plan

Name of Employer: Spire Corporation

By: /s/ Rodger W. LaFavre
    -------------------------
          EMPLOYER